UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2015

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 11, 2015, James A. Skinner submitted his resignation as a member of the Board of Directors (the “Board”) of Hewlett-Packard Company (“HP”) to be effective upon the completion of the previously announced separation of HP into two independent public companies (the “Separation”), which is presently expected to occur on November 1, 2015. Mr. Skinner serves as a member of the Audit Committee and the HR and Compensation Committee of the Board.

Item 7.01.	Regulation FD.

A copy of HP’s press release announcing expected changes to the Board upon completion of the Separation is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release, dated August 12, 2015, entitled “HP Introduces Future Board of Directors for Hewlett Packard Enterprise and HP Inc.” (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: August 12, 2015	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release, dated August 12, 2015, entitled “HP Introduces Future Board of Directors for Hewlett Packard Enterprise and HP Inc.” (furnished herewith).